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                                                                    EXHIBIT 24.1


                               POWER OF ATTORNEY

     I hereby severally appoint each of Robert Ted Enloe III and Bradley S. Buttermore as my attorney-in-fact, to sign on my behalf the Registration Statement on Form S-4 that Liberte Investors Inc. contemplates filing with the Securities and Exchange Commission in July 1996 and any pre-effective and post-effective amendments to such registration statement, and to carry out any other acts and sign any other documents on my behalf that such individual considers necessary or advisable in connection with such registration statement.

     IN WITNESS WHEREOF, I have executed and delivered this Power of Attorney as of the 1st day of July, 1996.


                                                    /s/ Gene H. Bishop
                                                    -------------------------
                                                    GENE H. BISHOP